Exhibit 5.1 July 3, 2023 NewtekOne, Inc. 4800 T Rex Avenue Suite 120 Boca Raton, FL 33431 Re: NewtekOne Inc. Registration Statement on Form S-8, filed on July 3, 2023 Ladies and Gentlemen: We have acted as counsel to NewtekOne, Inc., a Maryland corporation (the “Company”), in connection with the preparation and filing by the Company with the Securities and Exchange Commission (the “Commission”) of a registration statement on Form S-8, filed with the Commission on July 3, 2023 (as amended from time to time, the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), with respect to the offer, issuance and sale of up to 3,000,000 shares of common stock, par value $0.02 per share, of the Company (“Common Stock”) issuable under the NewtekOne, Inc. 2023 Stock Incentive Plan (the “SIP”), and 200,000 shares of Common Stock of the Company issuable under the NewtekOne, Inc. 2023 Employee Stock Purchase Plan (the “ESPP,” and, together with the SIP, the “Plans”). As counsel to the Company, we have participated in the preparation of the Registration Statement and have examined the originals or copies of the following: (i) The Articles of Amendment and Restatement of the Company (the “Articles of Amendment and Restatement”), as supplemented by the Articles Supplementary to the Articles of Amendment and Restatement with respect to the Series A Convertible Preferred Stock of the Company (the “Series A Preferred Stock”), dated February 6, 2023 (together, the “Charter”), each certified as of the date hereof by an officer of the Company; (ii) The Amended Bylaws of the Company (the “Bylaws”), certified as of the date hereof by an officer of the Company; (iii) A Certificate of Good Standing with respect to the Company issued by the SDAT as of a recent date (the “Certificate of Good Standing”); (iv) The resolutions of the board of directors (the “Board”) of the Company relating to, among other things, (a) the authorization and approval of the preparation and filing of the Registration Statement, and (b) the authorization, issuance, offer and sale of the shares of Common Stock pursuant to the Registration Statement and the Plans, certified as of the date hereof by an officer of the Company (collectively, the “Resolutions”); and (v) A certificate executed by an officer of the Company, dated as of the date hereof. With respect to such examination and our opinions expressed herein, we have assumed, without any independent investigation or verification, (i) the genuineness of all signatures on all documents submitted to us for examination, (ii) the legal capacity of all natural persons, (iii) the authenticity of all documents submitted to us as originals, (iv) the conformity to original documents of all documents submitted to us as conformed or reproduced copies and the authenticity of the originals of such copied documents, and (v) that all certificates issued by public officials have been properly issued. We also have assumed without independent investigation or verification the accuracy and completeness of all corporate records made available to us by the Company. As to certain matters of fact relevant to the opinions in this opinion letter, we have relied upon certificates of public officials (which we have assumed remain accurate as of the date of this opinion letter) and upon certificates of officers of the Company. We have not independently established the facts, or in the case of certificates of public officials, the other statements, so relied upon. The opinions set forth below are limited to the effect of the Maryland General Corporation Law (the “MGCL”) in effect on the date hereof, and we express no opinion as to the applicability or effect of any other laws of Maryland or the laws of any other jurisdictions. Without limiting the preceding sentence, we express no opinion as to any federal or state securities or broker-dealer laws or regulations thereunder relating to the offer, issuance and sale of the Common Stock pursuant to the Registration Statement and the Plans. This opinion letter has been prepared, and should be interpreted, in accordance with customary practice followed in the preparation of opinion letters by lawyers who regularly give, and such customary practice followed by lawyers who on behalf of their clients regularly advise opinion recipients regarding, opinion letters of this kind. Based upon and subject to the limitations, exceptions, qualifications and assumptions set forth in this opinion letter, we are of the opinion that the shares of Common Stock issuable pursuant to the Registration Statement and the Plans have been duly authorized and, when issued and paid for in accordance with the terms of the Plans, the shares of Common Stock will be validly issued, fully paid and nonassessable. The opinions expressed in this opinion letter (i) are strictly limited to the matters stated in this opinion letter, and without limiting the foregoing, no other opinions are to be inferred and (ii) are only as of the date of this opinion letter, and we are under no obligation, and do not undertake, to advise Company or any other person or entity either of any change of law or fact that occurs, or of any fact that comes to our attention, after the date of this opinion letter, even though such change or such fact may affect the legal analysis or a legal conclusion in this opinion letter. We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the reference of our firm in the “Legal Matters” section of the Registration Statement. We do not admit by giving this consent that we are in the category of persons whose consent is required under Section 7 of the Securities Act. Respectfully submitted, /s/ Eversheds Sutherland (US) LLP